Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147105 on Form S-8 of our report dated May 29, 2009, appearing in this Annual Report on Form 11-K of the M&I Retirement Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche, LLP

Milwaukee, Wisconsin
June 19, 2009